UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 24, 2017

AMGEN INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37702	95-3540776
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Amgen Inc. One Amgen Center Drive Thousand Oaks, CA		91320-1799
(Address of principal executive offices)		(Zip Code)

805-447-1000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	Election of Directors.

On October 24, 2017, the Board of Directors (the “Board”) of Amgen Inc. (the “Company”) appointed Wanda M. Austin as a director of the Company, effective upon the December Board and committee meetings. Dr. Austin is the retired president and chief executive officer of The Aerospace Corporation, a leading architect of the United States’ national security space programs, where she served from 2008 until her retirement in 2016. From 2004 to 2007, Dr. Austin was senior vice president, National Systems Group of The Aerospace Corporation. Dr. Austin joined The Aerospace Corporation in 1979 and served in various positions from 1979 until 2004.

Dr. Austin has served as an Adjunct Research Professor at the University of Southern California’s Viterbi School of Engineering since 2007. She is the co-founder of MakingSpace, where she serves as a motivational speaker on STEM education.

Dr. Austin has been a director of Chevron Corporation, a petroleum, exploration, production and refining company, since 2016. She is a trustee of the University of Southern California and previously served on the boards of directors of the National Geographic Society and the Space Foundation.

Dr. Austin received an undergraduate degree from Franklin & Marshall College, a master’s degree from the University of Pittsburgh and a doctorate from the University of Southern California.

Dr. Austin will serve as a member of the Board’s Audit Committee and the Corporate Responsibility and Compliance Committee. Following the appointment of Dr. Austin, the Board will comprise 14 directors, 13 of whom are independent.

There are no transactions between Dr. Austin (or any member of her immediate family) and the Company (or any of its subsidiaries) and there is no arrangement or understanding between Dr. Austin and any other persons or entities pursuant to which Dr. Austin was appointed as a director of the Company.

Upon the effective date of her appointment to the Board, Dr. Austin will be entitled to our standard director compensation, and thus will receive a pro-rated portion of the annual retainer of $100,000 through December 31, 2017 and will receive $2,000 for each committee meeting she attends in person ($1,000 for telephonic attendance). Under our director equity program, non-employee directors receive an annual grant of fully vested restricted stock units with a grant date fair value of $200,000 (rounded down to the nearest whole number of shares of stock), measured by the closing market price of a share of Common Stock on the date of grant (the date that is two business days after the release of the Company’s first quarter earnings). Accordingly, Dr. Austin will receive a pro-rated portion (1/12th) of the annual grant of fully vested restricted stock units on the date that is two business days after the release of the Company’s 2017 fourth quarter earnings. In accordance with the Company’s policy, Dr. Austin will also be entitled to reimbursement of her expenses incurred in connection with attendance at Board and committee meetings and conferences with our senior management.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMGEN INC.

Date:	October 24, 2017	By:	/s/ Jonathan P. Graham
			Name:	Jonathan P. Graham
			Title:	Senior Vice President,
General Counsel and Secretary